EXHIBIT 32.2

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Weyco Group, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John F. Wittkowske, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John F. Wittkowske
John F. Wittkowske
Chief Financial Officer
November 5, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in type form within the electronic version of this written statement required by Section 906, has been provided to Weyco Group, Inc. and will be retained by Weyco Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.